UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): February 21, 2020

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	POWL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders
At the annual meeting of stockholders of Powell Industries, Inc. (the “Company”) held on February 19, 2020 (the “Annual Meeting”), the Company’s stockholders: (i) re-elected Christopher E. Cragg and Perry L. Elders and elected Katheryn B. Curtis as directors of the Company with terms ending in 2023 and (ii) approved, on an advisory basis, the Company’s “say-on-pay” proposal relating to the compensation paid to the Company’s named executive officers and the related compensation discussion and analysis contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 6, 2020. The other directors continuing in office are Brett A. Cope, Thomas W. Powell, Richard E. Williams, James W. McGill and John D. White.
The following describes the results of the voting at the Annual Meeting:
Proposal No. 1: Election of directors

Nominee	Votes Cast For	Vote Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
Christoper E. Cragg	9,264,067	—	126,518	—	—
Perry L. Elders	8,837,706	—	552,879	—	—
Katheryn B. Curtis	9,362,750	—	27,835	—	—

Proposal No. 2: “Say-on-Pay” advisory vote

For	Against	Abstain
9,321,868	64,004	4,712

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POWELL INDUSTRIES, INC.

Date: February 21, 2020        By: /s/ Michael W. Metcalf
         Michael W. Metcalf
         Executive Vice President
Chief Financial Officer
(Principal Financial Officer)